MANAGEMENT AGREEMENT

                                 by and between

               M.T.G.I.-TEXTILE MANUFACTURERS GROUP (ISRAEL) LTD.

                                       and

                               T.S. WEAR ME & CO.

                           dated as of August 1, 1999



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MANAGEMENT AGREEMENT, dated as of August 1, 1999, by and between
M.T.G.I.-Textile Manufacturers Group (Israel) Ltd., an Israeli corporation ("MTGI"), and T.S. Wear Me & Co., an Israeli corporation (the "MANAGER").

                                   WITNESSETH:

WHEREAS, MTGI is engaged in the business of manufacturing women's knit clothing (the "BUSINESS");

WHEREAS, MTGI, MBS (Cygne) Company, a Delaware corporation ("MBS"), A.C. Services, Inc., a Delaware corporation ("ACS" and together with MBS, the "STOCK SELLERS"), and Jordache Limited, a Delaware corporation and an affiliate of Manager ("JORDACHE"), are parties to an Acquisition Agreement dated as of March 25, 1999, (the "ORIGINAL AGREEMENT") pursuant to which (i) Jordache agreed to purchase, and MTGI agreed to sell, the assets of the Business and (ii) Jordache agreed to purchase, and the Stock Sellers agreed to sell, all the outstanding stock of Wear & Co.S.r.l., an Italian corporation wholly-owned by the Stock Sellers (the "WEAR STOCK");

WHEREAS, the parties to the Original Agreement intended that the transactions contemplated thereby be consummated on or before July 31, 1999;

WHEREAS, Jordache, MTGI and the Stock Sellers are simultaneously herewith entering into an amended and restated acquisition agreement (the "ACQUISITION AGREEMENT") pursuant to which the terms and conditions contained in the Original Agreement and regarding the purchase and sale of the assets of the Business and the Wear Stock are being amended and restated;

WHEREAS, under the Acquisition Agreement Jordache will be entitled to the profits of the Business beginning August 1, 1999, as a reduction of the purchase price and, therefore, the parties have agreed that pending the consummation of the transactions contemplated by the Acquisition Agreement, the Manager shall operate the Business during the period commencing on August 1,1999;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.   DEFINITIONS

     "Acquisition Agreement" has the meaning set forth in the preamble.

     "Agreement" means this Management Agreement, as it may be amended from time to time.


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     "Business" has the meaning set forth in the preamble.

     "Closing Date" means the date upon which the transactions contemplated in the Acquisition Agreement takes place.

     "Cygne" means Cygne Designs, Inc., a Delaware corporation and the parent of MTGI and the Stock Sellers.

     "Effective Date" means the date of signature of this Agreement.

II.  APPOINTMENT

     MTGI hereby engages the Manager to furnish, and Manager hereby agrees to provide, management services in connection with the operation of the Business and to manage the day-to-day operations of the Business to the extent set forth herein. Manager shall manage the Business in the ordinary course and shall make no changes in the operations of the Business without the written consent of MTGI. The Manager shall have no authority, express or implied, to commit or otherwise obligate MTGI in any manner whatsoever except to the extent specifically provided for in this Agreement.

III. TERM

     This Agreement shall commence on the Effective Date and shall automatically terminate on the earlier of (a) the Closing Date; (b) the date upon which this Agreement is terminated for cause in accordance with the provisions of
     Section X of this Agreement; (c) the date upon which the Acquisition Agreement is cancelled or terminated in accordance with its provisions; or
     (d) such other date as the parties may otherwise agree to in writing.

IV.  RIGHTS AND OBLIGATIONS OF THE MANAGER

     (a) In order to further the intent of the parties set forth in the Acquisition Agreement that the Manager be entitled to the benefits of the Business from August 1, 1999, the parties intend that, subject to the provisions of this Agreement, the Manager shall be entitled to, and shall have the authority to, make management decisions in the normal course of daily operations of the Business without the prior written approval of MTGI and the Chief Executive Officer of Cygne..

     (b) The Manager covenants that it will (i) manage and operate the Business in the name of MTGI upon the terms and subject to the conditions of this Agreement; (ii)


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          faithfully perform its obligations and responsibilities under this
          Agreement with due care and diligence; (iii) supervise, manage and operate the Business in the ordinary course of business and in a manner consistent with past practice; (iv) comply with the reasonable requests of MTGI relating to the operation of the Business from time to time; (v) not take any action and follow no course of conduct which is illegal or which will or may or is likely to adversely affect the Business;(vi) abide by all relevant laws, ordinances, rules and regulations of state, local or federal governments which relate to the Business; and (vii) procure that the obligations of MTGI under any and all contracts pertaining to the Business are duly performed in accordance with the terms of those contracts.

     (c) The Manager shall not be entitled under any circumstances to (i) change the nature or scope of the Business in any manner whatsoever;
          (ii) incur any obligation or liability (other than those liabilities incurred in the normal and ordinary course of the operation of the business and provided that such liabilities in aggregate do not exceed $25,000 without the prior written consent of the Chief Executive Officer of Cygne; (iii) carry out, agree to or effect any change in any contracts or agreements binding upon MTGI in relation to the Business; (iv) create or permit to be created any lien, mortgage, charge or encumbrance over any of the assets of the Business or the Business; and (v) enter into any contract, arrangement or understanding (whether oral or written) with any third party in relation to the Business without the prior written consent of the Chief Executive Officer of Cygne.

     (d)  The Manager covenants that it will comply with the provisions of
          Section 8.1 of the Acquisition Agreement and in particular, undertakes that it will not take any action or omit to take any action which act or omission would or would be likely to result in the inaccuracy of any of the representations and warranties of MTGI set forth in the Acquisition Agreement if such representations or warranties were to be made immediately after the occurrence of such act or omission.

V.   REPORTING

          The Manager shall use its best efforts, consistent with MTGI's past practice, to (a) provide MTGI with such information relating to the Business as it may require from time to time in such manner and form as may be required by MTGI; (b) timely notify MTGI of any material event, occurrence, claim, potential claim or circumstances that comes to its knowledge during the term of this Agreement and which affects the Business (whether adversely or otherwise); (c) meet with the designated representatives of MTGI on a regular and consistent basis in order to report on the operation and conduct of the Business; and
          (d) provide such written reports relating to the Business as may be reasonably requested by MTGI.


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VI.  FINANCIAL MATTERS

     (a) The Manager shall supervise and direct the collection of all accounts receivable of the Business and all collection activities shall be carried out for the benefit of MTGI. The Manager will use its reasonable best efforts to collects all accounts receivable in full and expeditiously and shall supervise the issuance of bills and the collection of accounts in accordance with the charge schedules and collection policies required by MTGI.

     (b) All revenue and receipts from the operation of the Business or otherwise received by the Manager for and on behalf of MTGI in relation to the Business shall be deposited in MTGI's bank account.

     (c) MTGI shall be responsible for paying all expenses arising in the ordinary course of the operation of the Business.

     (d) The Manager shall supervise, direct and maintain the operation of the accounting systems utilized by MTGI in relation to the Business and shall cause to be prepared and delivered to MTGI financial statements in respect of the Business as follows: (i) an income statement and a balance sheet within twenty (20) days after the close of the preceding month showing the results of the Business for the preceding month; and
          (ii) the statements so required shall be prepared in accordance with past accounting practice and the Manager shall not be entitled to make any changes to accounting principles of the Business without the prior consent of MTGI. The Manager shall utilize the computer systems pertaining to the Business as the primary computer systems of the Business.

     (e) The books and records of the Business shall not be removed from the premises from which the Business is conducted without the express prior written consent of MTGI and the Chief Executive Officer of Cygne.

VII. EMPLOYMENT AND PERSONNEL

     (a) The Manager shall make available at its expense such personnel and resources as may be necessary to carry out the day-to-day management of the Business; provided that the Manager shall be obliged to utilize the services of the existing employees of the Business. Except as otherwise specifically provided for in this Agreement, the Manager shall have full responsibility for assigning and supervising all operating and service personnel necessary for the proper operation and conduct of the Business; provided that the Manager shall not be entitled to do any act in connection with the hiring, discharge or laying off of employees without the express prior written consent



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          of MTGI. Notwithstanding anything to the contrary contained in this
          Agreement, the employees of MTGI in respect of the Business shall remain the employees of MTGI and be paid by MTGI and shall not be considered or deemed to be employees of the Manager for any purpose whatsoever.

     (b) If the transactions contemplated by the Acquisition Agreement are not consummated for any reason whatsoever, then for a period of one (1) year from the date of termination of this Agreement, neither the Manager nor any of its affiliates shall attempt to hire any person employed by MTGI or any affiliate thereof without the express written approval of MTGI and the Chief Executive Officer of Cygne

VIII. RIGHTS AND DUTIES OF MTGI

     MTGI shall have the right to enter upon any part of the premises from which the Business is conducted for the purpose of examining or inspecting the premises or the Business or making extracts of books and records of the Business. MTGI shall co-operate with the Manager in operating and conducting the Business.

IX.  GOODWILL

     The Manager shall use all reasonable efforts to preserve the Business and to preserve for MTGI the goodwill of the suppliers, customers and others having business relations with MTGI in relation to the Business.

X.   TERMINATION

     This Agreement may be terminated for "Cause" as follows:

     (a) Breach. Either party may terminate this Agreement in the event of a material breach of this Agreement by the other party which is not cured within fifteen (15) days of written notice thereof given by the first party; provided, however, that failure to terminate this Agreement in the event of a breach shall not constitute a waiver of any breach of this Agreement.

     (b) Insolvency. Either party may terminate this Agreement upon written notice to the other in the event that (i) the other party becomes insolvent; or (ii) fails to pay or admits in writing its inability to pay its debts as they mature; or (iii) a trustee or receiver or other custodian is appointed for such party for all or a substantial part of such other's property and is not discharged within 60 days; or (iv) any


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          reorganization, bankruptcy, debt, arrangement or other proceeding under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is instituted by or against such party and if instituted against such party is consented to or acquiesced in by such other party or remains undismissed for 60 days; or (v) any warrant or attachment is issued against any substantial portion of the property of such other party which is not released within 60 days of service.

     (c) Negligence. MTGI may terminate this Agreement upon 5 (five) days' written notice in the event of the Manager's negligence or wilful malfeasance materially impacting the performance of its duties under this Agreement; provided that MTGI has given the Manager written notice of its negligence or wilful malfeasance and the Manager has not cured such negligence or wilful malfeasance within 5 (five) days of receipt of such notice.

XI.  CONSEQUENCES OF TERMINATION

     (a) Upon cancellation or termination of this Agreement for any reason whatsoever, the Manager shall (i) immediately cease to have the rights, powers and duties set out in this Agreement and MTGI shall immediately be entitled to manage and conduct the Business (except to the extent sold pursuant to the Acquisition Agreement) in its own name and on its own behalf; (ii) immediately hand over all records and information pertaining to the Business (except to the extent sold pursuant to the Acquisition Agreement); and (iii) not be entitled to any compensation of whatever nature in consequence of the termination of this Agreement.

     (b) Upon cancellation or termination of this Agreement for any reason whatsoever, all further obligations of the parties hereunder shall terminate and neither party shall have any claim against the other as a consequence of such termination other than any claim resulting from a breach of this Agreement.

XII. INDEMNIFICATION

     (a) Manager hereby agrees to indemnify and hold harmless MTGI from any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by MTGI in connection with the operation, management and conduct of the Business by Manager.

     (b) Whenever any claim shall arise for indemnification hereunder MTGI shall promptly notify Manager of the claim and, when known, the facts constituting the basis for such claim. In the event any such claim for indemnification hereunder results from


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          or in connection with any claim or legal proceedings by a third party, the notice to Manager shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. MTGI shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Manager, which consent shall not be unreasonably withheld or delayed.

     (c) In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, Manager at its sole cost and expense may, upon written notice to MTGI, assume the defense of any such claim or legal proceeding. MTGI shall be entitled to participate in (but not control) the defense of any such action, but the fees and expenses of its counsel shall be at its own expense unless the employment of such counsel shall have been authorized by Manager in connection with the defense of such action, suit or proceeding. If Manager does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made, (i) MTGI may defend against such claim or litigation, in such manner as it may deem appropriate, (ii) MTGI may settle such claim in accordance with the last sentence of the prior paragraph, and
          (iii) Manager shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If Manager thereafter seeks to question the manner in which MTGI defended such third party claim, Manager shall have the burden to prove by a preponderance of the evidence that MTGI did not defend such third party claim in a reasonably prudent manner.


XIII. CONFIDENTIAL AND PROPRIETARY INFORMATION

     Each party recognizes that due to the nature of this Agreement and the Acquisition Agreement, it will have access to information of a proprietary nature owned by another party and/or affiliates of another party including but not limited to documents and programs (whether or not completed or in use), operating manuals or similar materials that constitute systems, policies and procedures, methods of doing business, administrative, advertising or marketing techniques, financial affairs, trade secrets, and other proprietary information (collectively the "CONFIDENTIAL INFORMATION"). Consequently, each party acknowledges and agrees that the other party and the affiliates of the other party, respectively, have a proprietary interest in such Confidential Information and that all such information constitutes confidential and proprietary information and/or trade secret property of the respective party or parties. Each party hereby expressly and knowingly waives any and all right, title and interest in and to the other party's confidential information and agrees to return all copies of Confidential Information to the provider(s) of such information at the party's expense upon the expiration or earlier termination of this Agreement. Notwithstanding the aforegoing, any


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     Confidential Information used by the parties after the expiration or earlier termination of this Agreement shall remain confidential and proprietary and shall not be shown or disclosed to persons other than the party's affiliates without the prior written consent of the party furnishing the Confidential Information or except: (i) as required in governmental filings or judicial, administrative or arbitration proceedings, or (ii) as otherwise required by law (including but not limited to in response to a subpoena from a court or authorized governmental agency ("hereinafter the "CONFIDENTIALITY EXCEPTION"). Each party further acknowledges and agrees that the other party and other parties' affiliates are entitled to prevent their respective competitors from obtaining and utilizing the Confidential Information. Therefore, each party agrees to hold the Confidential Information in strictest confidence and to not disclose such information or allow such information to be disclosed, whether directly or indirectly, during and after the term of this Agreement to any person or entity other than those persons or entities who are legal and financial advisors or employees of, or are otherwise affiliated with, a party or an affiliate of a party, on a need to know basis, without the prior written consent of the party or parties furnishing the confidential information unless a Confidentiality Exception occurs. Further, each party shall require its representatives that receive the Confidential Information to abide by the terms of this Section XIII. Neither a party nor any of its representatives shall use Confidential Information in any manner other than in connection with the performance of its obligations under this Agreement. In addition, after the termination of this Agreement, no party shall disclose to anyone any Confidential Information obtained by the party, or an affiliate of a party, other than with the prior written consent of the party furnishing the Confidential Information, unless a Confidential Exception applies.

     The restrictions set forth above shall not apply to any information which becomes publicly known through no fault of the parties and their affiliates which received or was given access to such information by the other party or parties.

XIV. CONSTRUCTION

     The parties confirm that this Agreement is not intended to serve as effecting a sale, joint venture or other transfer of assets to the Manager.

XV.  MISCELLANEOUS

     (a) Expenses. Each party to this Agreement shall pay its own costs and expenses (including all legal and accounting fees incurred by it) relating to this Agreement and the negotiations leading up to this Agreement.


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     (b)  Amendment. This Agreement shall not be emended or modified except by a writing duly executed by MTGI and the Manager indicating an intention to amend this Agreement.

     (c) Entire Agreement. This Agreement contains all the terms, conditions, representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, regarding such subject matter.

     (d) Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

     (e) Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered to the persons identified below, (b) seven calendar days after mailing if mailed, with proper postage, by certified or registered mail, air mail postage prepaid, return receipt requested, addressed as follows:

          IF TO MTGI:

          M.T.G.I - Textile Manufacturers Group (Israel) Limited
          c/o Cygne Designs, Inc.
          680 Fifth Avenue

          New York, New York, 10019
          Attention: Bernard Manuel

          WITH COPIES OF ANY NOTICES TO:

          Fulbright & Jaworski L.L.P.
          666 Fifth Avenue
          New York, New York 10103
          For Attention: Paul Jacobs

          IF TO THE MANAGER:

          T.S. Wear Me & Co.
          163 Dizengoff
          Tel Aviv, Israel
          Attention: President


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          WITH A COPY TO:

          Robert Speigelman, Esq.
          1411 Broadway
          New York, New York 10018

          or (c) on the date of receipt if sent by telex or telecopy, and confirmed in writing in the manner set forth in (b) on or before the next day after the ending of the telex or telecopy. Such addresses and numbers may be changed, from time to time, by means of a notice given in the manner provided in this Section.

     (f) Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

     (g) Waiver. Waiver of any term or condition of this Agreement by any party shall only be effective in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

     (h) Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts shall be deemed an original of this Agreement.

     (i) Governing Law This Agreement shall be governed by and construed in accordance with the law of the State of Israel.

     (j) Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

     (k) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by the Manager or MTGI without the express prior written consent of the other.


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     (l)  Arbitration. Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement, any breach or alleged breach thereof, or the transaction contemplated hereby, shall be resolved and settled by arbitration by three arbitrators. Within 15 (fifteen) days after written demand for arbitration is sent by one party to the other, the Manager and MTGI shall each select one arbitrator and the two arbitrators so selected shall select the third arbitrator. The parties shall endeavor to complete arbitration within 60 (sixty) days after delivery of written notice demanding arbitration. The decision of the arbitrators shall be binding and conclusive upon the parties. Judgement upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in New York County, State of New York under the commercial rules then in effect of the American Arbitration Association. The expense of the arbitration shall be borne equally by the parties to the arbitration and each party shall bear and pay for the cost of its own experts, witnesses, evidence, counsel and other costs in connection with the preparation and presentation of its case; provided however in the vent that either party alleges fraud or that the position of the other party is not supportable in good faith, and the arbiters find that such fraud or bad faith exists, the arbiters shall be free to award costs in such arbiters' discretion.


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as set forth above.

                                          T.S. WEAR ME & CO.

                                          By: /s/ Robert S. Spiegelman
                                          Name: Robert Spiegelman
                                          Title: Authorized Signatory

                                          MTGI-TEXTILE
                                          MANUFACTURERS GROUP
                                          (ISRAEL) LTD.

                                          By: /s/ Bernard Manuel
                                          Name: Bernard Manuel
                                          Title:   Director


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